Exhibit 10.1

AMENDMENT TO THE

SUPPLEMENTAL NON-QUALIFIED SAVINGS PLAN FOR

HIGHLY COMPENSATED EMPLOYEES OF

HONEYWELL INTERNATIONAL INC.

AND ITS SUBSIDIARIES

(as amended and restated effective January 1, 2009)

Effective July 1, 2015 (the “Effective Date”), the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (the “Plan”) is hereby amended to separate the Plan into two plans for all legal purposes, as follows:

1. One plan, to be known on and after the Effective Date as the “Excess Benefit Plan of Honeywell International Inc. and its Subsidiaries (as amended and restated as of July 1, 2015)” (the “Excess Benefit Plan”) shall provide only for the benefits or contributions that would be provided under the Qualified Savings Plans but for any benefit or limitations set forth in the Code, including any amounts credited to each Participant’s Account as of the Effective Date that would have been so characterized at the time such amounts were credited, and including (for purposes of clarity) all Plan Employer Contributions described in Section 5(b) of the Plan. The Excess Benefit Plan shall consist of, be governed by and be subject to, the terms of the Plan excluding Section 5(a)(ii) thereof and the other provisions of the Plan to the extent relating to Section 5(a)(ii).

2. A second plan, to be known on and after the Effective Date as the “Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (as amended and restated as of July 1, 2015)” (the “Supplemental Savings Plan”), shall provide for all other benefits or contributions under the Plan. The Supplemental Savings Plan shall consist of, be governed by and be subject to, the terms of the Plan excluding Section 5(a)(i) and 5(b) thereof and the other provisions of the Plan to the extent relating to Sections 5(a)(i) and 5(b).

3. Section 1 of each of Excess Benefit Plan and the Supplemental Savings Plan shall be revised to read in its entirety as follows:

1. History. Honeywell International Inc. (the “Corporation”) initially established this Excess Benefit Plan of Honeywell International Inc. and its Subsidiaries (the “Plan”) effective January 1, 2006 when the Supplemental Non-Qualified Savings Plan For Highly Compensated Employees Of Honeywell International Inc. and Its Subsidiaries (Career Band 5 and Below) (the “Supplemental Savings Plan”) was merged with and into the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (Career Band 6 and above) (the “Executive Supplemental Savings Plan”) and the resulting plan from this merger became known as the Plan. The Plan was amended and restated, effective as of January 1, 2009, to implement changes required pursuant to and consistent with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the corresponding rules and final regulations issued under Section 409A of the Code with respect to amounts subject to such requirements. This Plan document covers any Participant (as defined below) who was entitled to receive a benefit from the Plan as of December 31, 2008, but did not receive full payment of such benefit under the Plan as of such date, as well as any individual who becomes a Participant in the Plan on or after January 1, 2009. Plan benefit payments commencing prior to January 1, 2009 are governed by the terms of Plan as they existed prior to this amendment and restatement and are either grandfathered from the requirements of Section 409A of the Code or payable pursuant to a fixed schedule as required by, and in compliance with, Section 409A of the Code. Between January 1, 2005 and December 31, 2008, with respect to payments that are subject to the requirements of Section 409A of the Code, the Plan has been operated in accordance with transition relief established by the Treasury Department and Internal Revenue Service pursuant to Section 409A of the Code. This amendment and restatement is adopted in conformity with final regulations under Section 409A of the Code issued by the Treasury Department on April 10, 2007 and effective January 1, 2009. The Plan resulting from the merger of the Supplemental Savings Plan and the Executive Supplemental Savings Plan, as so amended, was then separated into two separate plans for all legal purposes, in order to ensure the in order to ensure its qualification as an Excess Benefit Plan within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The following provisions constitute and govern the terms of those two plans as follows:

(x) The Excess Benefit Plan of Honeywell International Inc. and its Subsidiaries (as amended and restated as of July 1, 2015) (the “Excess Benefit Plan”) provides only for the benefits or contributions that would be provided under the Qualified Savings Plans but for any benefit or limitations set forth in the Code, including any amounts credited to each Participant’s Account as of July 1, 2015, that would have been so characterized at the time such amounts were credited, and including (for purposes of clarity) all Plan Employer Contributions described in Section 5(b) below. The Excess Benefit Plan shall consist of, be governed by and be subject to, the terms set forth below excluding Section 5(a)(ii) below and the other provisions of the Plan to the extent relating to Section 5(a)(ii); and

(y) The Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (as amended and restated as of July 1, 2015) (the “Supplemental Savings Plan”) provides for all other benefits or contributions set forth below. The Supplemental Savings Plan shall consist of, be governed by and be subject to, the terms set forth below excluding Section 5(a)(i) and 5(b) below and the other provisions of the Plan to the extent relating to Sections 5(a)(i) and 5(b).

Capitalized terms used in this Section 1 and not defined in this Section 1 have the meanings ascribed to them below.

4. The header of the Plan shall be revised to read in its entirety as follows:

“The Excess Benefit Plan of Honeywell International Inc. and its Subsidiaries and the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of

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Honeywell International Inc. and its Subsidiaries (each as amended and restated as of July 1, 2015)”

5. Capitalized terms used herein and not defined herein shall have the meanings assigned to them under the Plan.

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